Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159142 of Southern Company on Form S-8 of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2009.

/s/Babush Neiman Kornman & Johnson, LLP

Atlanta, GA
June 28, 2010